CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-269407 on Form S-6 of our report dated February 21, 2023, relating to the financial statement of The First Trust(R) Combined Series 622, comprising Municipal Investment Grade Laddered Portfolio Series, one of the series constituting The First Trust(R) Combined Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

February 21, 2023